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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    July 23, 1996
                                                 -------------------------------


                  Mountasia Entertainment International, Inc.
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             (Exact name of registrant as specified in its charter)



        Georgia                   0-22458                       58-1949379
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   (State or other       (Commission File Number)           (IRS Employer
    jurisdiction of                                             Identification
    incorporation)                                              Number)


  5895 Windward Parkway, Suite 220, Alpharetta, Georgia         30202-4182
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(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:   (770) 442-6640
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        This Amendment No. 1 amends and supplements the Statement on Form 8-K
Current Report filed on June 19, 1996 (the "Form 8-K") by Mountasia Entertainment International, Inc., a Georgia Corporation limited partnership, and certain other persons. Capitalized terms used herein which are not otherwise defined herein are so used with the respective meanings ascribed to them in the Form 8-K.

Item 5. Other Events

                           Item 5 of the Form 8-K is hereby amended by
adding the following thereto:

                           As contemplated by the Investment Agreement, the Purchaser informed the Company of certain matters which arose in the Purchaser's confirmatory due diligence review of certain matters relating to the Company. As also contemplated by the Investment Agreement, the parties engaged in negotiations with respect to possible amendments to the Investment Agreement and related documents in light of those matters. As a result of those negotiations, the Company and the Purchaser agreed to certain amendments to the Investment Agreement and related documentation, including without limitation the following: (i) the number of shares of Common Stock that the Purchaser will acquire at the Closing for its investment of $40.0 million (either directly or upon conversion of loans previously made by an affiliate of the Purchaser to the Company (the "Purchaser Loans")) will equal 45.45% of the shares of Common Stock outstanding immediately after such investment (the "Post-Investment Number of Shares"), rather than 44.4% of the Post-Investment Number of Shares (with the result that, assuming that the total number of shares of Common Stock outstanding immediately prior to the Closing (the "Pre-Investment Number of Shares") were 13,714,498, the Purchaser would receive 11,428,571 shares of Common Stock at the closing of its $40.0 million investment); (ii) subject to the matters referred to in
         (iii) below, for three years after the closing date, the Company will have the right (the "$20 Million Call Right") to compel the Purchaser to invest up to an additional $20.0 million (less the amount invested under the Purchaser's $20 Million Option (described in (iv) below)) to purchase Common Stock at $3.50 per share (subject to adjustment in the event that the Pre-Investment Number of Shares is other than 13,714,498 (such price, the "Per Share Option Price")), the proceeds of which investment could be used only to fund equity required for new investments approved by the Board of Directors of the Company; (iii) the Company will use its best efforts to obtain shareholder approval of the issuance of Common Stock pursuant to the Company's $20 Million Call Right or the Purchaser's $20 Million Option, as well as approval or ratification of the other transactions contemplated by the Investment Agreement and related documents, within 180 days after the closing of the investment and, in the event that such approval is not obtained, the equity purchasable by the Purchaser upon exercise of the Company's $20 Million Call Right or the Purchaser's $20 Million Option will be preferred stock ("Series F Preferred") having terms that make it substantially equivalent to Common Stock (except that the Series F Preferred will be non-voting other than in certain limited circumstances and will be convertible in certain circumstances into Common Stock on a one-share-for-one-share basis), in which event the Per Share Option Price under the Company's $20 Million Call Right and the Purchaser's $20 Million Option will be reduced by 15%; (iv) for five years after the Closing Date, the Purchaser will have the right to invest in the Company up to $20 million (less any amount invested pursuant to the Company's $20 Million Call Right) to purchase Common Stock (or, if applicable, Series F Preferred) at the Per Share Option Price (the "Purchaser's $20 Million Option"); (v) the Warrant will be amended so that the Purchaser would receive 0.8333 shares of Common Stock (subject to adjustment to up to 1.25 shares in the event of exercise of the Company's $20 Million Call Option or the Purchaser's $20 Million Option) for each share of Common Stock issued upon conversion or exercise of any convertible debt or preferred stock outstanding as of immediately following the Closing, regardless of the conversion price thereunder; (vi) the Closing Date will be extended to August 6, 1996 or such other date on or prior to August 30, 1996 to which the parties may agree; (vii) the Purchaser's due diligence closing condition and certain other closing conditions are waived;
         (viii) the Purchaser's obligations to consummate the transactions contemplated by the Investment Agreement will be subject to the

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         remaining closing conditions set forth in the Investment Agreement and certain other conditions (including arranging not less than $20.0 million of third-party financing that would be used to refinance a portion of the Purchaser Loans, certain amendments to the terms of existing indebtedness of the Company and the closing of the Company's previously announced acquisition of National Entertainment Funding, L.P.); (ix) in the event that certain events occur which vary adversely from the Purchaser's assumptions relating thereto, pursuant to the Warrant, the Company will issue to the Purchaser (without the payment of additional consideration) the number of shares of Common Stock necessary to protect the Purchaser from the economically dilutive effects thereof; and (x) the Standstill Agreement will be amended to permit the transactions described above and to provide for the termination thereof in the event that the Purchaser owns a majority of the outstanding voting stock of the Company as a result of acquistions pursuant to the Investment Agreement or the Warrant or as otherwise permited by the Standstill Agreement.

                           The transactions contemplated by the Investment Agreement, as amended, and the above-described amendment are subject to various conditions. There can be no assurance that these conditions will be satisfied or the transactions contemplated by the Investment Agreement will be consummated.

                           The foregoing description of the amendment to the Investment Agreement and related documentation is qualified in its entirety by reference to the actual terms of such amendment, a copy of which is filed as Exhibit 2A hereto and is incorporated herein by this reference.

Item 7.    Material to be Filed as Exhibits.

    Item 7 is hereby amended by adding the following after "Exhibit 2 - Investment Agreement":

    Exhibit 2A - Letter amending Investment Agreement, dated July 23, 1996".

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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.



                                  By: /s/ Gregory N. Waters
                                      ---------------------------
                                  Name:   Gregory N. Waters
                                  Title:  Chief Financial Officer


Dated: August 2, 1996.






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                                 EXHIBIT INDEX


EXHIBIT 2A      Letter amending Investment Agreement, dated July 23, 1996